UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          May 31, 2011

BENEFIT SOLUTIONS OUTSOURCING CORP.

(Exact name of registrant as specified in its charter)

Florida	333-167917	27-2565276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1376 Lead Hill Blvd, Suite 100, Roseville, CA	95661
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(530) 306-1365

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2011 the Board of Directors and majority shareholder of Benefit Solutions Outsourcing Corp. approved Articles of Amendment to our Articles of Incorporation which, when effective will (a) affect a 17 for one forward stock split of our issued and outstanding common stock, and (b) change the name of the company to “Buckeye Oil & Gas, Inc.”

In conjunction therewith, on May 19, 2011 we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida which will be effective time at the close of business on June 1, 2011. The forward stock split will be distributed to all shareholders of record on March 31, 2011. No cash will be paid or distributed as a result of the forward stock split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share. There will be no change in the par value of our common stock.

Our new CUSIP number of the effective date of the name change will be 118221 100. There will be no change in the trading symbol of our common stock on the OTCBB which will remain “BFSO.”

Item 9.01      Financial Statements and Exhibits.

(d)         Exhibits

3.3	Form of Articles of Amendment to the Articles of Incorporation as filed with the Secretary of State of Florida on May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT SOLUTIONS OUTSOURCING CORP.

Date: May 31, 2011	By: /s/ Jaime Mills Jaime Mills, President